EXHIBIT 16.1


July 20, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Re:      Arinco Computer Systems, Inc.
         File No. 0-13347


Dear Sir or Madam:

We have read Item 4(a) of the Form 8-K of Arinco Computer Systems, Inc. dated July 13, 2000, and agree with the statements contained therein insofar as they relate to our Firm.

Very truly yours,


/s/  GRANT THORNTON LLP
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     GRANT THORNTON LLP